Exhibit 1.1
CapitalSource Inc.
DEALER MANAGER AGREEMENT
New York, New York
February 13, 2007
Citigroup Global Markets Inc.,
     as Dealer Manager
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     CapitalSource Inc., a corporation organized under the laws of Delaware (the “Company”), plans to make an offer (the “Exchange Offer”) as described in the Registration Statement (as defined below), for any and all of its outstanding 3.5% Senior Convertible Debentures due 2034 (the “Existing Debentures”) in exchange for consideration consisting of, with respect to each $1,000 principal amount of Existing Debentures tendered in the Exchange Offer, an equal aggregate principal amount of 4% Senior Subordinated Convertible Debentures due 2034 of the Company (the “New Debentures”), on the terms and subject to the conditions set forth in the Offering Documents (as defined below). Certain terms used herein are defined in Section 14 hereof.
     Any reference herein to the Registration Statement, any preliminary prospectus, the Disclosure Package or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 11 of Form S-4 which were filed under the Exchange Act on or before the date the Registration Statement was used or the issue date of the preliminary prospectus, the Disclosure Package or the Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus, the Disclosure Package or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the preliminary prospectus, the Disclosure Package or the Prospectus, as the case may be, deemed to be incorporated therein by reference.
     The Existing Debentures were issued pursuant to an indenture dated as of July 7, 2004 among the Company, as issuer, CapitalSource Holdings LLC and CapitalSource Finance LLC

(“Finance” or the “Guarantor”), as guarantors, and U.S. Bank National Association, as trustee (the “Existing Debentures Trustee”), as supplemented by the first supplemental indenture thereto dated as of October 18, 2004, among the Company, CapitalSource Holdings Inc., a Delaware corporation (formerly known as CapitalSource Holdings LLC prior to its conversion to corporate status pursuant to §265 of the General Corporation Law of the State of Delaware and §18-216 of the Delaware Limited Liability Company Act, hereinafter called “Holdings”), Finance and the Existing Debentures Trustee (such indenture, as so supplemented, hereinafter, the “Existing Debentures Indenture”). The merger of Holdings into CSE Holdings LLC and the later merger of CSE Holdings LLC into the Company has resulted in Finance becoming the sole guarantor of the Existing Debentures. The New Debentures are to be issued under an indenture (the “New Indenture”) among the Company, the Guarantor and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The Guarantor will provide a senior subordinated guarantee (“Guarantee”) covering the New Debentures. The Exchange Offer will be registered under the Securities Act.
     In connection with the Exchange Offer, the Company has prepared or will prepare:
     (a) the Registration Statement;
     (b) the Preliminary Prospectus and Prospectus;
     (c) the Schedule TO, dated the Commencement Date;
     (d) a Letter of Transmittal (the “Letter of Transmittal”) to be used by holders tendering Existing Debentures pursuant to the Exchange Offer and a specimen thereof to be sent by brokers, securities dealers, commercial banks, trust companies and nominees to their clients for whom they hold Existing Debentures, including guidelines for certification of Taxpayer Identification Number on Substitute Form W-9;
     (e) a letter dated the Commencement Date from the Company to brokers, securities dealers, commercial banks, trust companies and nominees, and a letter dated the Commencement Date from brokers, securities dealers, commercial banks, trust companies and nominees to clients relating to the Exchange Offer; and
     (f) all other documents filed or to be filed with any federal, state or local government or regulatory agency or authority in connection with the Exchange Offer;
(collectively, the “Offering Documents”).
     1. Appointment as Dealer Manager.
     (a) The Company and the Guarantor agree that you will act as the exclusive dealer manager for the Exchange Offer (the “Dealer Manager”) in accordance with your customary practices, including without limitation the solicitation of tenders pursuant to the Exchange Offer and assisting in the distribution of the Offering Documents.
     (b) The Dealer Manager, in its sole discretion, may continue to own or dispose of, in any manner it may elect, any Existing Debentures it may beneficially own at the date hereof or hereafter acquire, in any such case, subject to applicable law, and in particular, the Dealer Manager has no obligation to the Company pursuant to this Agreement or otherwise, to tender or refrain from tendering Existing Debentures beneficially owned by it in the Exchange Offer.
     (c) The Company and the Guarantor each agree that it will not file, use or publish any material in connection with the Exchange Offer, use the name of the Dealer Manager or refer to you or your relationship with the Company, without your prior consent to the form of such use or reference. There shall be no fee for any such permitted use or reference other than as set forth herein.
     (d) It is understood that nothing in this agreement nor the nature of your services shall be deemed to create a fiduciary or agency relationship between the Dealer Manager on the one hand and the Company and the Guarantor on the other hand.
     2. Compensation. The Company shall pay to you in respect of your services as Dealer Manager the fee set forth in the attached Schedule I (the “Fee”). The Company shall also promptly reimburse you, without regard to consummation of the Exchange Offer, for your reasonable out-of-pocket expenses in preparing for and performing your functions as Dealer Manager, including the reasonable fees, costs and out-of-pocket expenses of your counsel for their representation of you in connection therewith.
     3. Representations and Warranties. The Company and the Guarantor, jointly and severally, represent and warrant to and agree with you as follows:
     (a) The Company has prepared and filed with the Commission a registration statement on Form S-4, including a related preliminary prospectus, for registration under the Securities Act of the Exchange Offer. The Registration Statement will become effective prior to the Withdrawal Deadline. The Company may have filed, or in the future may file, one or more amendments thereto, including a related preliminary prospectus, each of which has previously been, or will be, furnished to you. The Company will file with the Commission a final prospectus relating to the Registration Statement in accordance with Rule 424(b). As filed, the final prospectus shall contain all information required by the Securities Act and, except to the extent the Dealer Manager shall agree in writing to a modification, shall be in all substantive respects in the form of the Preliminary Prospectus and shall contain only such specific additional information and other changes (beyond that contained in the Preliminary Prospectus) as the Company has advised the Dealer Manager will be included or made therein in accordance with Section 4(b) of this Agreement.
     (b) On the Commencement Date, the Registration Statement complied, and on Effective Date and the Exchange Date, the Registration Statement will, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Exchange Date, the Prospectus (and any supplements thereto) will, comply, in all material respects with the applicable requirements of the Securities Act; on the Commencement Date, the Effective Date and the Exchange Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), immediately prior to the Withdrawal Deadline and on the Exchange Date, the Prospectus

(together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Dealer Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Dealer Manager consists of the information described as such in Section 6(b) hereof.
     (c) Immediately prior to the Withdrawal Deadline and on the Exchange Date, the Disclosure Package, when taken together as a whole, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or behalf of the Dealer Manager specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Dealer Manager consists of the information described as such in Section 6(b) hereof.
     (d) The documents incorporated by reference in the Offering Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and any further documents so filed and incorporated by reference in the Offering Documents, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act.
     (e) (i) At the time of filing the Registration Statement and (ii) as of the Commencement Date (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (f) Each Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Dealer Manager specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Dealer Manager consists of the information described as such in Section 6 hereof.
     (g) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as set forth or incorporated by reference in or contemplated by the Preliminary Prospectus, the Disclosure Package and the Prospectus; and the Company is

duly authorized, qualified or registered, as the case may be, to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such authorization, qualification or registration, except where the failure to obtain such authorization, qualification or registration would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).
     (h) Each subsidiary of the Company has been duly formed or incorporated and is existing in good standing under the laws of the jurisdiction of its formation or incorporation, with the power and authority, as applicable, to own its properties and conduct its business as set forth or incorporated by reference in or contemplated by the Preliminary Prospectus, the Disclosure Package and the Prospectus; and each subsidiary of the Company is duly authorized, qualified or registered to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such authorization, qualification or registration, except where the failure to obtain such authorization, qualification or registration would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding shares of capital stock of each corporate subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects (except for the liens set forth on Schedule III hereto); all of the issued and outstanding equity interests of each LLC subsidiary of the Company have been duly authorized and validly issued and all capital contributions of the members of such LLC subsidiaries have been satisfied to the extent provided under Section 18-502 of the Delaware Limited Liability Company Act; and the equity interests of each LLC subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects (except for the liens set forth on Schedule III hereto).
     (i) All outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable and conform in all material respects to the description thereof contained in the Preliminary Prospectus, the Disclosure Package and the Prospectus; there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth or incorporated by reference in or contemplated by the Preliminary Prospectus, the Disclosure Package and the Prospectus and except for options granted under, or contracts or commitments pursuant to, the Company’s previous or currently existing stock option and other similar employee benefit plans. The stockholders of the Company have no preemptive rights with respect to the New Debentures.
     (j) Other than as set forth in the Preliminary Prospectus, the Disclosure Package and the Prospectus, since the respective dates as of which information is, or will be, given in the Preliminary Prospectus, the Disclosure Package and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries that are “significant subsidiaries” within the meaning of Regulation S-X promulgated under the Securities Act (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”), or any issuance of any options, warrants, convertible securities or rights to purchase capital stock or equity interest of the Company or any of the Significant Subsidiaries other than any such issuance made pursuant to an employee benefit plan in existence on the date hereof and previously disclosed to the Dealer Manager, or any Material Adverse Effect, otherwise than as set forth or incorporated by reference or contemplated in the Preliminary Prospectus, the Disclosure Package and the Prospectus; except as set forth, incorporated by reference or contemplated in the Preliminary Prospectus, the Disclosure Package or the Prospectus, the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and except as set forth, incorporated by reference or contemplated in the Preliminary Prospectus, the Disclosure Package and the Prospectus, neither the Company nor any of its Significant Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole.
     (k) The Company is not an “investment company” within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.
     (l) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act.
     (m) The Company has not paid or agreed to pay to any person any compensation for (i) soliciting another to purchase any of its securities, other than in connection with the contemporaneous exchange offer described in the Preliminary Prospectus, the Disclosure Package and the Prospectus, or (ii) the solicitation of tenders by holders of Existing Debentures pursuant to the Exchange Offer (except as contemplated by this Agreement).
     (n) The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any of its securities to facilitate the Exchange Offer or encourage tenders by holders of Existing Debentures in the Exchange Offer.
     (o) The Company’s authorized equity capitalization is as set forth in the Preliminary Prospectus, the Disclosure Schedule and the Prospectus, and the capital stock of the Company conforms in all material respects to the description thereof contained in the Preliminary Prospectus, the Disclosure Schedule and the Prospectus.
     (p) The statements in the Disclosure Package and the Prospectus under the headings “Description of New Debentures and New Guarantee” fairly summarize the material terms of the New Indenture and the New Debentures, including the Guarantee (assuming the Exchange Offer is consummated in accordance with its terms).
     (q) (i) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor; (ii) the New Indenture has been duly authorized by the Company and the Guarantor and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and the Guarantor, will constitute a legal, valid, binding instrument enforceable against the Company and the Guarantor in accordance with its terms (subject, as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); (iii) the New Debentures have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the New Indenture and delivered to holders of the Existing Debentures that validly tender (and do not withdraw) Existing Debentures for exchange in accordance with the terms of the Exchange Offer, will have been duly executed and delivered by the Company and will constitute legal, valid and binding obligations of the Company entitled to the benefits of the New Indenture (subject, as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
     (r) The Guarantor is an indirect, wholly owned subsidiary of the Company.
     (s) The Guarantee has been duly authorized by the Guarantor, and when the Indenture has been duly executed and delivered and the New Debentures have been executed and authenticated in accordance with the provisions of the New Indenture and delivered to holders of the Existing Debentures that validly tender (and do not withdraw) Existing Debentures for exchange in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Guarantee will conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus.
     (t) Upon issuance and delivery of the New Debentures in accordance with this Agreement and the New Indenture, the New Debentures will be convertible at the option of the holder thereof into cash or shares of Common Stock in accordance with the terms of the New Indenture and the New Debentures; the shares of Common Stock issuable upon conversion of the New Debentures have been duly authorized and reserved and, when issued upon conversion of the New Debentures in accordance with the terms of the New Debentures, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights.
     (u) Except as set forth, incorporated by reference or contemplated in the Preliminary Prospectus, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Dealer Manager for a brokerage commission, finder’s fee or other like payment in connection with the Exchange Offer.
     (v) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated in this Agreement, the New Indenture or the Offering Documents, or in connection with the conduct and consummation of the Exchange Offer, except such as have been obtained or may be required under the Securities Act, the Exchange Act, the blue sky laws of any jurisdiction or the rules of

The New York Stock Exchange, Inc. in connection with the issuance of the New Debentures in the manner contemplated herein and in the Prospectus.
     (w) Neither the execution and delivery of the New Indenture or this Agreement, the conduct and consummation of the Exchange Offer, nor the consummation of any other transactions relating to the Exchange Offer as contemplated herein or in the Offering Documents, nor the fulfillment of the terms hereof or the New Indenture, will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to: (i) the organizational documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or property of the Company or its subsidiaries.
     (x) Except as set forth, incorporated by reference or contemplated in the Preliminary Prospectus, the Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as set forth or incorporated by reference in the Preliminary Prospectus, the Disclosure Package and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.
     (y) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (z) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, that might have a Material Adverse Effect.
     (aa) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.
     (bb) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (cc) Except as set forth or incorporated by reference in the Preliminary Prospectus, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is, to its knowledge, liable for any off-site disposal or contamination pursuant to any environmental laws, or is, to its knowledge, subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
     (dd) Except as set forth or incorporated by reference in the Preliminary Prospectus, the Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the Exchange Offer; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.
     (ee) Ernst & Young LLP, who have certified the consolidated financial statements of the Company included in the Company’s Form 10-K for the fiscal year ended December 31, 2005, and who is expected to certify the consolidated financial statements of the Company to be included in the Company’s Form 10-K for the fiscal year ended December 31, 2006 when the same is filed with the Commission, are independent public accountants as required under the Securities Act.

     (ff) The financial statements (together with the related notes thereto) included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the other financial and statistical information and any other financial data set forth in the Preliminary Prospectus, the Disclosure Package and the Prospectus present fairly, in all material respects, the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and, to the extent that such information is set forth in or has been derived from the financial statements and accounting books and records of the Company, have been prepared on a basis consistent with such financial statements and the books and records of the Company;
     (gg) Except as disclosed in the Preliminary Prospectus, the Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Preliminary Prospectus, the Disclosure Package and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.
     (hh) Except as would not individually or in the aggregate have a Material Adverse Effect, neither the Company nor any of its subsidiaries is in violation or default of: (i) any provision of their respective organizational documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its properties.
     (ii) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the issuance or sale by the Company of the New Debentures, the issuance of the Guarantee by the Guarantor, the solicitation or acceptance of tenders with respect to the Existing Debentures or the execution and delivery of the New Indenture.
     (jj) The Company and its Significant Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Disclosure Package and the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary that would have a Material Adverse Effect.

     (kk) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
     (ll) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
     (mm) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (nn) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (oo) Each of the Company and the Guarantor is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Guarantor would have any liability, except where such liability would not, individually or in the aggregate, have a Material

Adverse Effect; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor the Guarantor has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company and each of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected cause the loss of such qualification; and no “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code or “accumulated funding deficiency” (as defined in section 302 of ERISA) has occurred.
     (pp) The Company has been organized and has operated in conformity with the requirements for qualification as a “real estate investment trust” for U.S. federal income tax purposes (a “REIT”) for its taxable year ended December 31, 2006, and the Company’s current organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986 (the “Code”) for its taxable year ending December 31, 2007 and thereafter; all statements in the Preliminary Prospectus, Disclosure Package and the Prospectus under the heading “Certain U.S. Federal Income Tax Consequences” are correct as to factual matters in all material respects, it being understood that no representation is made as to legal conclusions, summaries of law or legal matters.
     Any certificate signed by any officer of the Company or the Guarantor and specifically provided to the Dealer Manager or counsel for the Dealer Manager in connection with the Exchange Offer shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, as to matters covered thereby to the Dealer Manager.
     4. Agreements. The Company and the Guarantor jointly and severally agree with the Dealer Manager as follows:
     (a) The Company will furnish to the Dealer Manager and to counsel for the Dealer Manager, without charge, during the period beginning on the Commencement Date and continuing to and including the Exchange Date, as many copies of the Offering Documents and any amendments and supplements thereto as the Dealer Manager may reasonably request. At the commencement of the Exchange Offer, the Company shall cause to be delivered, to each holder of any Existing Debentures legally or contractually entitled thereto, the Offering Documents and any other offering materials prepared expressly for use of holders of Existing Debentures tendering in the Exchange Offer.
     (b) The Company will not amend or supplement the Offering Documents without the prior consent of the Dealer Manager. If, at any time prior to the Exchange Date, any event occurs as a result of which the Offering Documents, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Offering Documents to comply with applicable law, the Company promptly will: (i) notify the Dealer Manager of any such event or non-compliance at which time the Dealer Manager shall be entitled to cease soliciting tenders until such time as the Company has complied with clause (iii) of this sentence; (ii) subject to the requirements of the first sentence of this paragraph (b), prepare an amendment or supplement to correct such statement or omission or effect such compliance; and (iii) supply any such amendment or supplement to the Dealer Manager and counsel for the Dealer Manager without charge in such quantities as the Dealer Manager may reasonably request. The Company will also promptly inform the Dealer Manager of any litigation or administrative action with respect to the Exchange Offer.
     (c) The Company will arrange, if necessary, for the qualification of the New Debentures for offer or sale by the Dealer Manager under the laws of such jurisdictions as the Dealer Manager may designate and will maintain such qualifications in effect so long as required for such offer or sale; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction in which it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Exchange Offer, in any jurisdiction in which it is not now so subject. The Company will promptly advise the Dealer Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the New Debentures for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (d) The Company will make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a twelve-month period beginning with the first calendar quarter after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act.
     (e) The Company will cooperate with the Dealer Manager and use its best efforts to permit the New Debentures to be eligible for clearance and settlement through The Depository Trust Company.
     (f) The Company will not take, directly or indirectly, any action that is designed to cause or result, or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale of the New Debentures or the tender of Existing Debentures in the Exchange Offer.
     (g) The Company and the Guarantor jointly and severally agree to pay the costs and expenses relating to the transactions contemplated hereunder, including without limitation the following: (i) the preparation of this Agreement and the New Indenture, the issuance of the New Debentures and the fees of the Trustee and any information agent or exchange agent; (ii) the preparation, printing or reproduction of the Offering Documents and each amendment or supplement thereto; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Documents (and all amendments or supplements thereto) as may, in each case, be reasonably requested for use in connection with the Exchange Offer; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the New Debentures, including any stamp or transfer taxes in connection with the original issuance and sale of the New Debentures; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the Exchange Offer; (vi) any registration or qualification of the New Debentures for offer and sale under the blue sky laws of the several states or any non-U.S. jurisdiction (including filing fees and the reasonable fees and expenses of counsel for the Dealer Manager relating to such registration and qualification); (vii) transportation and other expenses incurred by or on behalf of the Company and any Guarantor in connection with presentations to prospective participants in the Exchange Offer; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company and each Guarantor of its obligations hereunder and in connection with the Exchange Offer.
     (h) The Company will arrange for Wells Fargo Bank, N.A., as the exchange agent (the “Exchange Agent”), named in the Letter of Transmittal to inform you during each business day during the Exchange Offer (to be followed on a daily basis by written confirmation) as to the principal amount of Existing Debentures that have been tendered pursuant to the Exchange Offer during the interval since its previous daily report to you under this provision and, if requested, the names and addresses of registered holders tendering such Existing Debentures.
     (i) The Company will arrange for Georgeson, Inc. to serve as information agent in connection with the Exchange Offer (the “Information Agent”) and to perform services in connection with the Exchange Offer that are customary for an information agent.
     (j) The Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue the Conversion Shares; and
     (k) The Company will use its reasonable best efforts to cause all Conversion Shares to be listed on the New York Stock Exchange for as long as any shares of the Common Stock of the Company are listed on the New York Stock Exchange.
     (l) The Company will cause all Existing Debentures accepted in the Exchange Offer to be cancelled.
     5. Conditions to the Obligations of the Dealer Manager. The obligations of the Dealer Manager under this Agreement are at all times subject to the conditions that:
     (a) The Company and the Guarantor shall not have failed on or prior to the Exchange Date to have performed or complied with any of the agreements herein contained and required to be performed or complied with by either of them on or prior to the Exchange Date, and all of the representations and warranties of the Company and the Guarantor contained herein shall be true and correct in all material respects on and as of the date hereof and as of the Exchange Date as if made on and as of the Exchange Date.
     (b) On the Exchange Date, the Dealer Manager shall have received from Hogan & Hartson L.L.P., counsel to the Company, such opinion or opinions and such negative assurance letter, as the Dealer Manager may require, in each case addressed to, and in form and substance satisfactory to, the Dealer Manager, addressing the matters set forth in Exhibit A hereto.
     (c) On the Exchange Date, the Dealer Manager shall have received from Davis Polk & Wardwell, counsel for the Dealer Manager, such opinion or opinions addressed to the Dealer Manager with respect to the Exchange Offer, the issuance and sale of the New Debentures, the New Indenture, the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus and other related matters as the Dealer Manager may require, and the Company and the Guarantor shall have furnished to such counsel such documents as they request for the purposes of enabling them to pass upon such matters.
     (d) On each of the date on which the Exchange Offer commences (the “Commencement Date”) and the Exchange Date, the Company and the Guarantor shall have furnished to the Dealer Manager certificates, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company and the Guarantor, dated as of the Commencement Date and the Exchange Date, respectively, to the effect that the signatories of such certificates have carefully examined (i) the Registration Statement, the Preliminary Prospectus, the Disclosure Package and the Prospectus and any amendment or supplement thereto and (ii) this Agreement, and that:
     (i) the representations and warranties of the Company and the Guarantor in this Agreement are true and correct on and as of the Commencement Date and the Exchange Date, as applicable, with the same effect as if made on the Commencement Date and the Exchange Date, as applicable, and the Company and the Guarantor each has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Commencement Date and Exchange Date, as applicable; and
     (ii) since the date of the most recent financial statements included in the Registration Statement (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect on the Company, except as set forth in the Registration Statement (exclusive of any amendment or supplement thereto).
     (e) On the day of the Withdrawal Deadline and the Exchange Date, you shall have received a letter addressed to you and dated the respective date of delivery thereof of Ernst & Young LLP, independent registered public accounting firm for the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.
     (f) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or be threatened by the Commission and there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company and its subsidiaries taken as a whole from that set forth in the Registration Statement, the Preliminary Prospectus, the Disclosure Package or Registration Statement and the Prospectus, as applicable; and you shall have received on each of the Commencement Date and the Exchange Date a certificate, dated the respective date thereof and signed by the Chairman of the Board, the President or a Vice President of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.
     (g) Subsequent to the execution and delivery of this Agreement and on or prior to the Exchange Date, there shall not have occurred any downgrading, nor shall any notice have been given to the Company of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate the direction of a possible change, in the rating accorded any of the Company’s securities by any of Standard & Poor’s Ratings Group (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or any other “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act).
     (h) Prior to the Exchange Date, the Company and the Guarantor shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filing with, any court or regulatory authority or other governmental agency or instrumentality required in connection with the making and consummation of the Exchange Offer and the execution, delivery and performance of this Agreement.
     (i) Prior to the Exchange Date, the Company and the Guarantor shall have delivered to the Dealer Manager and their counsel such further information, certificates and documents as they may reasonably request related to the Exchange Offer or otherwise related to the matters contemplated hereby.
     (j) On or after the Commencement Date and on or before the Exchange Date there shall not have occurred any of the following: (i) any material adverse change or decrease shall have been specified in the letter or letters referred to in paragraph (e) of this Section 5, (ii) trading on the New York Stock Exchange shall have been wholly suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange, by the New York Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by Federal or New York authorities, or (v) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred since the execution of this Agreement which, in your judgment, makes it impractical or inadvisable to proceed with the Exchange Offer.
          If (i) any event set forth in Section 5(j) shall have occurred; (ii) any other condition specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, (iii) any of the representations and warranties set forth in Section 3 hereof is untrue or is breached in any material respect or (iv) any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Dealer Manager and its counsel, this Agreement and all obligations of the Dealer Manager hereunder may be cancelled at, or at any time prior to, the Exchange Date by the Dealer Manager without liability on the part of the Dealer Manager to the Company. Notice of such cancellation shall be given to the Company by telephone or fax, in either case confirmed in writing.

     6. Indemnification and Contribution.
     (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless the Dealer Manager, the directors, officers, employees and agents of the Dealer Manager and each person who controls the Dealer Manager within the meaning of the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities to which any of them may become subject under the Securities Act, the Exchange Act or any other federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) relate to, arise out of, or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or (2) any other action or failure to act by the Company, the Guarantor or its respective directors, officers, agents or employees or by any indemnified party at the request or with the consent of the Company, except that this clause (2) shall not apply with respect to any losses that are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of such indemnified party, and in the case of clause (1) or (2) of this sentence, the Company and the Guarantor, jointly and severally, agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided that neither the Company nor the Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.
     (b) The Dealer Manager agrees to indemnify and hold harmless the Company, the Guarantor, each of its directors and officers, and each person who controls the Company or the Guarantor within the meaning of the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to the Dealer Manager, but only with reference to written information relating to the Dealer Manager furnished to the Company by or on behalf of the Dealer Manager for inclusion in the Offering Documents (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have. The Company and the Guarantor acknowledge that the statements set forth in the following sections of the Offering Documents constitute the only information furnished in writing by or on behalf of the Dealer Manager for inclusion therein (or in any amendment or supplement thereto): the name, address and telephone number of Citigroup Global Markets Inc., as Dealer Manager.
     (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party: (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) In the event that the indemnity provided in paragraph (a) or in paragraph (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Guarantor, on the one hand, and the Dealer Manager, on the other hand, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, the “Losses”) to which the Company and the Guarantor, on the one hand, and the Dealer Manager, on the other hand, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Dealer Manager, on the one hand, and the Company and the Guarantor, on the other hand, from the Exchange Offer; provided that in no case shall the Dealer Manager be responsible for any amount in excess of the Fee due (or anticipated to be due) to the Dealer Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Guarantor and the Dealer Manager shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor and the Dealer Manager in connection with the statements, omissions, actions or failure to act that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received (or anticipated to be received) by the Company and the Guarantor, on the one hand, and the Dealer Manager, on the other hand, shall be deemed to be equal to, in the case of the Company and the Guarantor, the principal amount of the securities in respect of which: (a) if the Exchange Offer is consummated, valid tenders of Existing Debentures are received, or (b) if the Exchange Offer is not consummated, valid tenders are or were sought pursuant to the Exchange Offer, and, in the case of the Dealer Manager, the Fee paid by the Company to you hereunder (exclusive of amounts paid for reimbursement of expenses or paid under this Agreement). Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or any other alleged conduct relates to information provided by the Company and the Guarantor or other conduct by the Company, the Guarantor or the Dealer Manager, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Dealer Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls the Dealer Manager within the meaning of the Securities Act or the Exchange Act and each director, officer, employee and agent of a Dealer Manager shall have the same rights to contribution as the Dealer Manager, and each person who controls the Company or a Guarantor within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company or a Guarantor shall have the same rights to contribution as the Company and the Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).
     (e) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any person, (ii) the consummation of the Exchange Offer and (iii) any termination of this Agreement. A successor of any Dealer Manager, of the Company, of any Guarantor, of its directors and officers or of any such controlling person, as the case may be, shall be entitled to the benefits of the indemnity, reimbursement and contribution agreements contained in this Section 6.
     7. Non-Disclosure. The Company shall not disclose the provisions of this Agreement to any other person without the prior written consent of the Dealer Manager, unless the Company reasonably determines that the failure to make such disclosure would violate applicable law.
     8. Survival. The respective agreements, representations, warranties, indemnities and other statements of the Company, of the Guarantor or of its officers and of the Dealer Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Dealer Manager, the Company, any Guarantor or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive the consummation of the Exchange Offer. The provisions of the last sentence of Section 2 and the provisions of Section 6 hereof shall survive the termination or cancellation of this Agreement.

     9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Manager, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number (212) 816-7912; or, if sent to the Company or any Guarantor, will be mailed, delivered or telefaxed to the Company at 4445 Willard Avenue, Chevy Chase, Maryland 20815, Attention: Chief Legal Officer, facsimile number (301) 841-2380.
     10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.
     11. Jurisdiction. The Company and the Guarantor agree that any suit, action or proceeding against the Company or any Guarantor brought by the Dealer Manager, its directors, officers, employees and agents, or by any person who controls the Dealer Manager, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or Federal court in The City of New York, New York, and waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.
     12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.
     13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.
     14. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
          “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.
          “Commencement Date” shall mean the date on which the Exchange Offer commences.
          “Commission” shall mean the U.S. Securities and Exchange Commission.
          “Conversion Shares” shall mean the shares of common stock of the Company, par value $0.01 per share, into which the New Debentures will be convertible.
          “Disclosure Package” shall mean (i) the Statutory Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing

Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
          “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective, including the date the Company files its annual report on Form 10-K for the year ended December 31, 2006 if the Registration Statement was declared effective prior to such filing.
          “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Exchange Date” shall mean each date on which New Debentures are issued in connection with the Exchange Offer.
          “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
          “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
          “NASD” shall mean the National Association of Securities Dealers, Inc.
          “preliminary prospectus” shall mean any preliminary prospectus relating to the Registration Statement, including those included in the Registration Statement and those filed under Rule 424(a).
          “Preliminary Prospectus” shall mean the preliminary prospectus used to commence the Exchange Offer on the Commencement Date.
          “Prospectus” shall mean the final prospectus relating to the New Debentures that is first filed pursuant to Rule 424(b) after the Effective Date.
          “Registration Statement” shall mean the registration statement filed by the Company with the Commission registering the Exchange Offer under the Securities Act, including exhibits and financial statements and any information deemed part of such registration statement pursuant to Rule 430C, as amended at the Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Exchange Date, shall also mean such registration statement as so amended.
          “Regulation D” shall mean Regulation D under the Securities Act.
          “Rule 159”, “Rule 405”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

          “Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Statutory Prospectus” shall mean the preliminary prospectus that is included in the registration statement relating to the Exchange Offer for the New Debentures immediately prior to the Withdrawal Deadline; provided that “Statutory Prospectus” shall mean the Prospectus if the Prospectus has been conveyed to all holders of the Existing Debentures so that the information therein is available to holders of the Existing Debentures prior to the Withdrawal Deadline on a timely basis before the time of sale of the New Debentures as contemplated by Rule 159.
          “U.S.” or the “United States” shall mean the United States of America.
          “We” or “us” shall mean the Company.
          “Withdrawal Deadline” shall mean the last time that validly tendered Existing Debentures may be withdrawn from the Exchange Offer before being accepted by the Company for exchange.
          “You” or “your” shall mean Citigroup Global Markets Inc.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Dealer Manager.

Very truly yours, CapitalSource Inc.
By:	/s/ Steven A. Museles
	Name:	Steven A. Museles
	Title:	Executive Vice President

CapitalSource Finance LLC
By:	/s/ Steven A. Museles
	Name:	Steven A. Museles
	Title:	Executive Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written. Citigroup Global Markets Inc.
By:	/s/ Guy Seebohm
	Name:	Guy Seebohm
	Title:	Director

Schedule I
Dealer Manager Fee
     The Fee paid to Citigroup Global Markets Inc. shall be equal to 0.25% of the aggregate principal amount of New Debentures for which Existing Debentures are exchanged in the Exchange Offer, payable on the Exchange Date.
     Capitalized terms used, but not defined, herein shall have the meanings ascribed to them by the agreement of which this schedule is a part.

I-1

Schedule II
Schedule of Free Writing Prospectuses Included in the Disclosure Package
     Pricing Term Sheet setting forth the interest rate on the New Debentures, if the interest rate is not already included in the Statutory Prospectus

II-1

Schedule III
Lien Schedule
Liens encumbering the shares of CS Equity Investments Inc., and CS Equity II LLC pursuant to the Pledge Agreement dated as of February 27, 2006 among CapitalSource Finance LLC, CS Equity Investments Inc., JP Morgan Chase Bank N.A., as Administrative Agent, and Wells Fargo Bank N.A., as Collateral Custodian.
The Company and/or its subsidiaries may from time to time grant liens encumbering equity and/or residual interests in single purpose entities established in connection with warehouse, securitization, collateralized debt obligations or other similar financing transactions.

III-1

Exhibit A
Form of Opinion of Hogan & Hartson LLP
to be delivered on the Exchange Date
     (a) The Company is validly existing as a corporation and in good standing as of the date specified in such opinion under the laws of the State of Delaware. The Company is authorized to transact business as a foreign corporation in the respective states specified in such opinion as of the respective dates listed therein. The Company has the corporate power and corporate authority to own, lease and operate its current properties and conduct its business as set forth or incorporated by reference in or contemplated by the Disclosure Package and the Prospectus. The Company has the corporate power to execute, deliver and perform the Agreement, the New Indenture and the New Debentures. The execution, delivery and performance by the Company of the Agreement, the New Indenture and the New Debentures have been duly authorized by all necessary corporate action.
     (b) Finance is validly existing as a limited liability company and in good standing as of the date of the specified in such opinion under the laws of the State of Delaware. Finance has the limited liability company power and authority to own, lease and operate its current properties and to conduct its business as described in the Disclosure Package and the Prospectus. Finance has the limited liability company power to execute, deliver and perform the Agreement, the New Indenture and the Guarantee. The execution, delivery and performance by Finance of the Agreement, the New Indenture and the Guarantee have been duly authorized by all necessary company action.
     Each of the corporate Subsidiaries is validly existing as a corporation and in good standing as of the respective dates specified in such opinion under the laws of the State of Delaware. Each of the corporate Subsidiaries is registered, qualified or authorized to transact business as a foreign corporation in the respective states specified in such opinion as of the respective dates listed therein. Each of the corporate Subsidiaries has the corporate power and corporate authority to own, lease and operate its current properties and to conduct its business as currently conducted.
     Each of the LLC Subsidiaries other than Finance is validly existing as a limited liability company and in good standing as of the respective dates of the certificates of existence listed in such opinion under the laws of the State of Delaware. Each of the LLC Subsidiaries is registered, qualified or authorized to transact business as a foreign limited liability company in the respective states specified in such opinion as of the respective dates listed therein. Each of the LLC Subsidiaries has the limited liability company power and authority to own, lease and operate its current properties and to conduct its business as currently conducted.
     (c) All shares of common stock of the Company shown as issued and outstanding in the Disclosure Package and the Prospectus are duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of the Company’s Board of Directors or any committee thereof authorizing issuance thereof, are validly issued, fully paid and non-assessable. To such counsel’s knowledge, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any shares of stock or other securities of the Company, except as described in the Disclosure Package and the Prospectus. No holder of outstanding shares of common stock of the Company has any statutory preemptive right under the Delaware General Corporation Law (the “Corporation Act”) or, to such counsel’s knowledge, any contractual right to subscribe for any of shares of common stock of the Company. The issued and outstanding shares of common stock of each of the corporate Subsidiaries are duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of the respective Boards of Directors of each of the corporate Subsidiaries and any committees thereof authorizing issuance thereof, are validly issued, fully paid and non-assessable. The issued and outstanding equity interests in the LLC Subsidiaries have been duly authorized and, assuming receipt of the consideration therefor specified in the respective LLC Operating Agreements, have been validly issued.
     (d) The Agreement and the New Indenture have been duly authorized, executed and delivered on behalf of the Company and Finance, and the New Indenture constitutes a valid and binding obligation of the Company and Finance, enforceable against the Company and Finance in accordance with its terms.
     (e) The New Debentures have been duly authorized, executed and issued in the form of one or more Global Debentures (as defined in the New Indenture, the “Global Debentures”) and when the Global Debentures are authenticated in the manner provided for in the New Indenture and delivered in exchange for the Existing Debentures in accordance with the terms of the Exchange Offer, the registered holder of the Global Debentures will be entitled to the benefits of the New Indenture, and the New Debentures as represented by the Global Debentures will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the New Indenture.
     (f) The Guarantee has been duly authorized, executed and issued by Finance and when the Global Debentures are executed and authenticated in accordance with the terms of the New Indenture and delivered in exchange for the Existing Debentures in accordance with the terms of the Exchange Offer, will be valid and binding obligations of Finance, enforceable in accordance with their terms, and entitled to the benefits of the New Indenture.
     (g) The shares of common stock initially issuable upon conversion of the New Debentures (the “Conversion Shares”) have been duly authorized and reserved for issuance upon such conversion and, when issued upon conversion of the New Debentures in accordance with the terms thereof, will be validly issued, fully paid and non-assessable. No holder of Conversion Shares will be subject to personal liability by reason of being such a holder, except as such holder may be liable by reason of such holder’s own conduct and acts. No holder of outstanding shares of common stock of the Company has any statutory preemptive right under the Corporation Act or, to our knowledge, any contractual right to subscribe for any of the Conversion Shares.
     (h) The New Indenture, the New Debentures and New Guarantee conform in all material respects to the descriptions thereof set forth in the Disclosure Package and the Prospectus under the caption “Description of the New Notes and New Guarantee.”

     (i) The execution, delivery and performance by the Company and Finance of the Agreement, the New Debentures and the Indenture and the consummation of the Exchange Offer do not (i) violate the Corporation Act, the certificate of incorporation or bylaws of the Company, the certificates of incorporation or bylaws of the corporate Subsidiaries, the Delaware limited liability company act (the “Delaware LLC Act”), the LLC Subsidiary certificates of formation or the LLC Subsidiary Operating Agreements, (ii) violate any provision of Applicable Federal Law or any provision of Applicable State Law, (iii) violate any court or administrative orders, judgments, or decrees listed in such opinion, which have been identified by the Company as the only court or administrative orders, judgments or decrees that name the Company and are specifically directed to it or any of its property, or (iv) breach or constitute a default under any agreements or contracts filed or incorporated by reference as exhibits to the Company’s Form 10-K for the year ended December 31, 2006, which have been identified by the Company as the agreements and contracts that are material to the Company and its subsidiaries (the “Material Contracts”) (except that such counsel need express no opinion with respect any matters that would require a mathematical calculation or a financial or accounting determination).
     (j) Except for the registration of the New Debentures and the Guarantee under the Securities Act, qualification of the New Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and filings relating to the Exchange Offer required under the Exchange Act on Schedule TO-I, no approval, authorization, order or consent of, or registration or filing with, any federal government agency, the Office of the Secretary of State of the State of New York, the Office of the Secretary of State of the State of Delaware or the Office of the Secretary of State of the State of Maryland is required to be obtained or made by the Company under Applicable Federal Law, Applicable New York Law, the Corporation Act, the Delaware LLC Act or Applicable Maryland Law, in connection with the execution, delivery and performance on the date hereof by the Company or Finance of the New Indenture and the consummation of the Exchange Offer.
     (k) The Registration Statement became effective under the Securities Act prior to the Withdrawal Deadline, and to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Disclosure Package or the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Securities and Exchange Commission. The New Indenture has been qualified under the Trust Indenture Act.
     (l) The Registration Statement and the Prospectus (except for the Form T-1 and financial statements and supporting schedules included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act; and the Schedule TO-I (except for the financial statements and supporting schedules included therein, as to which such counsel need express no opinion) relating to the Exchange Offer complies as to form in all material respects with the requirements of the Exchange Act.
     (m) Except for the financial statements and supporting schedules included therein, as to which such counsel need express no opinion, each of the documents filed under the Exchange Act and incorporated by reference in the Disclosure Package or the Prospectus complied as to form in all material respects with the requirements of the Exchange Act at the time that the document was filed with the Commission.
     (n) The information in the Disclosure Package and the Prospectus under the caption “Description of the New Notes and New Guarantee” and in the Company’s Registration Statement on Form 8-A filed with the Commission on July 25, 2003, as amended on May 26, 2006, relating to its common stock to the extent that such information constitutes matters of law or legal conclusions or purports to describe certain provisions of the New Indenture, the New Notes or the Conversion Shares, has been reviewed by such counsel and is accurate in all material respects.
     (o) Neither the Company nor Finance is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (p) The portions of the discussion set forth in the Disclosure Package and the Prospectus under the caption “Certain U.S. Federal Income Tax Consequences” and in Item 8.01 of the Company’s Current Report on Form 8-K filed on the Commencement Date under the caption “Material U.S. Federal Income Tax Considerations” that describe applicable U.S. federal income tax law have been reviewed by such counsel, and are correct in all material respects as of the date thereof;
     (q) The Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986 (the “Code”) for its taxable year ended December 31, 2006, and the Company’s current organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2007 and thereafter (this opinion may be based on customary representations and assumptions).
* * *
     In addition, such counsel shall have furnished to the Dealer Manager a written statement to the effect that no facts have come to such counsel’s attention which cause such counsel to believe that: (i) on the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package as of the last day that holders of validly tendered Existing Debentures are entitled to withdraw their Existing Debentures from the Exchange Offer, or that the Prospectus as of its date and on the Exchange Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion); (iii) there are any legal or governmental proceedings pending or threatened against the Company or the Guarantor of a character required to be described in the Disclosure Package and the Prospectus that are not described therein; or (iv) there are any contracts or documents of a character required to be described in the Disclosure Package and Prospectus that are not described therein. With respect to the matters to be covered in this paragraph, counsel may state their belief is based upon their participation in the preparation of the Disclosure Package and Prospectus and any amendment or supplement thereto but is without independent check or verification except as specified.